Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan of our report dated November 2, 2010, on the consolidated financial statements of Swisher Hygiene Inc. and Subsidiaries, appearing in the Company’s Annual Report on Form 10-K, as of December 31, 2009, and for the two years then ended.
/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
May 6, 2011